UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01. NOTICE OF DELISTING FOR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD: TRANSFER OF LISTING

On August 19, 2024, the Nasdaq Stock Market notified SCWorx Corp. (the “Company” or “Registrant”) that it has failed to satisfy a standard for continued listing, namely Nasdaq Listing Rule 5250(c)(1) (the “Rule), because the Registrant did not file its June 30, 2024 Quarterly Report on Form 10-Q by the due date of August 14, 2024 and because it remains delinquent in filing its Form 10-K for the period ended December 31, 2023 and its Form 10Q for the quarter ended March 31, 2024.

As previously disclosed, due to the SEC’s Order denying BF Borgers CPA PC (“BF Borgers”) the privilege of appearing or practicing before the Commission as an accountant, on May 7, 2024, the board of directors of the Company dismissed BF Borgers CPA PC as the Registrant’s independent registered public accounting firm, at which time work on the Registrant’s periodic reports was delayed.

As previously reported, the Registrant has since engaged a new independent registered public accounting firm to complete the audit and review of its annual and quarterly financial statements, respectively, as expeditiously as possible, following which the Registrant will promptly file its Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs

The Company submitted Nasdaq a revised plan to regain compliance with the Rule by no later than October 14, 2024. The Nasdaq Staff has accepted the Company’s plan, granting the Company an extension of time until October 14, 2024 to regain compliance with the Rule’s periodic reporting obligations. The Company fully expects to file its delinquent reports on or before this extended compliance date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ Timothy Hannibal
Timothy Hannibal
CEO

Dated: August 23, 2024

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